EXHIBIT 99.1

Ocotober 28, 2016

WestMountain Gold, Inc.
Board of Directors and
Chief Executive Officer

Gentlemen:

Please accept my resignation as Director, Chief Financial Officer and any other positions I might hold at WestMountain Gold, Inc. effective immediately.

Regards,
/s/ James W. Creamer III
James W. Creamer III